Exhibit B-20(b)

LIMITED LIABILITY COMPANY AGREEMENT
OF
ENTERGY HOLDINGS, LLC

This Limited Liability Company Agreement (this "Agreement") of Entergy Holdings, LLC, is entered into by Entergy Corporation, as the sole member (including any persons or entitles admitted as an additional or a substitute member of the Company in accordance with this Agreement, the "Member").

WHEREAS, Entergy Holdings, Inc. (the "Corporation"), was formed as a Delaware corporation on November 3, 1997;

WHEREAS, by unanimous written consent, the board of directors of the corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the General Corporation Law of the State of Delaware (the "GCL").

WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the GCL;

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.), as amended from time to the (the "Act"), and Section 266 of the GCL by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company (the "Certificate of Conversion") and a Certificate of Formation of the Company (the "Certificate") (together, the "Conversion"); and

WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of the Corporation is admitted as a member of the Company owning all of the limited liability company interests in the Company.

The Member agrees as follows:

    Name. The name of the limited liability company formed herein is Entergy Holdings, LLC (the "Company"). Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, dated as of October 28, 1997, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) the sole stockholder of the Corporation is hereby automatically admitted as a member of the Company owning all of the limited liability company interests in the Company, (iii) the Member is continuing the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (iv) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation. Steven C. McNeal is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate and the Certificate of Conversion with the Secretary of State of Delaware. Upon the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member, acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware, and shall continue as the designated "authorized person" within the meaning of the Act. The Member, acting alone, or any officer of the Company appointed by the Member pursuant to Section 7 of this Agreement, shall execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law.
    Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.
    Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
    Registered Agent. The name and address of the registered agent of the Company for service of process of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
    Member. The name and the business, residence or mailing address of the Member are as follows:

Name	Address

Entergy Corporation	639 Loyola Avenue New Orleans, LA 70113

  Management.
    Management Committee. The business and affairs of the Company shall be managed by or under the direction of a Management Committee of the Company (the "Management Committee") comprised of one or more "managers" (each a "Manager") to be elected, designated or appointed by the Member. The Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the entire Management Committee. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, but the number of Managers shall never be less than one (1). The initial number of Managers shall be three (3). Donald C. Hintz, Michael G. Thompson and C. John Wilder are hereby appointed to be the initial Managers. Each Manager elected, designated or appointed by the Member shall hold office until his or her successor is elected and qualified or until such Manager's earlier death, resignation or removal. Managers need not be a Member. A Manager shall be a "manager" within the meaning of the Act.
    Powers. The Management Committee shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.
    Meeting of the Management Committee. The Management Committee may hold meetings, both regular and special, within or without the State of Delaware. Regular meetings of the Management Committee may be held without notice at such time and at such place as shall from time to time be determined by the Management Committee. Special meetings of the Management Committee may be called by the President (or, if there is no President or similar Officer, the Member) on not less than 24 hours notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary (or, if there is no President or Secretary or similar Officers, the Member) in like manner and with like notice upon the written request of any one or more of the Managers.
    Quorum; Acts of the Management Committee. At all meetings of the Management Committee, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Management Committee. If a quorum shall not be present at any meeting of the Management Committee, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Management Committee or of any sub-committee thereof may be taken without a meeting if all members of the Management Committee or sub-committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Committee or sub-committee. Any and all actions of the Management Committee must be taken at a duly authorized meeting of the Management Committee or upon unanimous written consent of the Management Committee.
    Electronic Communications. Members of the Management Committee, or any sub-committee designated by the Management Committee, may participate in meetings of the Management Committee, or any sub-committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communication equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
    Committees of Managers.

    The Management Committee may designate one or more sub-committees, each sub-committee to consist of one or more of the Managers of the Company. The Management Committee may designate one or more Managers as alternate members of any sub-committee, who may replace any absent or disqualified member at any meeting of the subcommittee.

    In the absence or disqualification of a member of a sub-committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Management Committee to act at the meeting in the place of any such absent or disqualified member.

    Any such sub-committee, to the extent provided in the resolution of the Management Committee, shall have and may exercise all the powers and authority of the Management Committee in the management of the business and affairs of the Company. Such sub-committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Management Committee. Each sub-committee shall keep regular minutes of its meetings and report the same to the Management Committee when required.

    Compensation of Managers; Expenses. The Member shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Management Committee, which may be a fixed sum for attendance at each meeting of the Management Committee or a stated salary for each Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing sub-committees may be allowed like compensation for attending sub-committee meetings.
    Removal of Managers. Unless otherwise restricted by law, any Manager may be removed, with or without cause by the Member, and any vacancy caused by any such removal may be filled by action of the Member.
    Managers as Agents. To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Managers shall have the authority to bind the Company in his or her individual capacity.
    Duties of Managers. Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.
    Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 7 may be revoked at any time by the Member.
    Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
    Additional Contributions. The Member shall be deemed to have contributed to the Company an amount equal to the fair market value of the assets of the Corporation less the fair market value of the liabilities of the Corporation. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company
    Allocation of Profits and Losses. The Company's profits and losses shall be allocated solely to the Member.
    Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Management Committee. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.
    Assignments. The Member may assign in whole or in part its limited liability company interest in the Company. Such assignment shall be deemed effective immediately following the admission to the Company of the assignee as a member of the Company.
    Resignation. The Member may resign from the Company only upon the admission of a substitute member. Notwithstanding the foregoing, an assignee of a limited liability company interest in the Company may be admitted to the Company as a member of the Company upon its execution of a counterpart to this Agreement, all without the need for any act or consent of any other person or entity.
    Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member.
    Liability of Members. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.
    Exculpation and Indemnification. No Member, Manager or Officer shall be liable to the Company, or to any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer by this Agreement, except that a Member, Manager or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member's, Manager's or Officer's fraud, deceit or willful misconduct. To the full extent permitted by applicable law, a Member, Manager or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Manager or Officer by reason of any act or omission performed or omitted by such Member, Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer by this Agreement, except that no Member, Manager or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Manager or Officer by reason of fraud, deceit or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.
    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this agreement as of the 27th day of March, 2003.

ENTERGY CORPORATION, as Member

By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer